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                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release (this "Agreement") is entered into effective this 3rd day of August, 1999, among K-TEL INTERNATIONAL INC., STRONG RIVER INVESTMENTS, INC., CATHARINE STREET, LLC and RAM CAPITAL RESOURCES, LLC. As of the date of execution of this Agreement, all signatories hereto are subject to the terms and conditions set forth below.

                                   DEFINITIONS

         The parties agree that the following definitions will apply to this
Agreement:

         1. "K-tel"" means K-tel International, Inc., K-5 Leisure Products, Inc. and all of their corporate parents, subsidiaries, divisions, affiliated companies, predecessor and successor companies, present, past and future officers, directors, employees, and stockholders, successors-in- interest, and any and all other persons and entities acting by, through, under or in concert with any of them.

         2. "Strong River" means Strong River Investments, Inc. and all of its present, past and future officers, directors, members, employees, and stockholders.

         3. "Catharine" means Catharine Street, LLC and all of its present, past and future officers, directors, members, employees and stockholders.

         4. "Ram" means Ram Capital Resources, LLC and all of its present, past and future officers, directors, members, employees and stockholders.

         5. "PARTIES" means K-tel, Strong River, Catharine and Ram as defined above, and "PARTY" means any of them.

         6. The "DISPUTE" means the dispute which has arisen among Strong River, Catharine, Ram and K-tel in connection with the issuance and sale of K-tel's common stock to Strong River and Catharine and the subsequent registration of such common stock.

         7. "Purchase Agreement" means that certain Securities Purchase Agreement dated as of April 21, 1999 among K-tel, Strong River and Catharine.

         8. "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of April 21, 1999 among K-tel, Strong River and Catharine.


                                    RECITALS

         WHEREAS, pursuant to the Purchase Agreement, each of Strong River and Catharine purchased 232,897 shares of K-tel's common stock (the "Shares") and received (a) warrants

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designated B-001 and B-002 to purchase 83,877 shares of K-tel's common stock
(the "Warrants") and (b) warrants designated A-001 and A-002 to purchase an unspecified number of shares of K-tel's common stock (the "Reset Warrants");

         WHEREAS, the Dispute has arisen and the Parties desire to resolve the Dispute and to compromise and settle all claims by Strong River and Catharine against K-tel on the terms hereinafter set forth and to mutually release all claims based on the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Reset Warrants and that certain engagement letter, dated April 1, 1999 between Ram and K-tel (the "Engagement Letter");

         NOW, THEREFORE, in consideration of and in reliance upon the aforesaid recitals and the mutual agreements contained herein, it is agreed by and among the Parties as set forth below:

1.       LITIGATION

         As promptly as practicable after the closing of this Agreement, Strong River and Catharine shall cause the action commenced by them under the Summons With Notice, Index No. 603256199, Supreme Court of the State of New York, County of New York, to be dismissed with prejudice.

2.       TERMINATION OF AGREEMENTS

         Concurrent with the closing of this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Warrants and the Reset Warrants shall be cancelled and terminated and all rights and obligations under the Purchase Agreement, the Registration Rights Agreement, the Warrants and the Reset Warrants shall be extinguished and terminated.

3.       CLOSING

         The closing of this Agreement shall occur on August 3, 1999 or such other date as may be mutually agreed to by the parties. At the closing, Strong River and Catherine shall deliver their respective stock certificates for the Shares, duly endorsed in blank for transfer, free and clear of all liens or encumbrances. Strong River shall deliver its Warrant and its Reset Warrant and Catharine shall deliver its Reset Warrant and a Affidavit of Lost Warrant in form reasonably acceptable to K-tel. K-tel shall pay, or cause to be paid, to each of Strong River and Catharine, the sum of $2,300,000 by wire transfer (pursuant to wire transfer instructions provided at least one day prior to the closing).

4.       RELEASES

         In consideration of the agreements and terms set forth herein, upon the closing of this Agreement, each of Strong River and Catharine release and forever discharge K-tel from any and all liability whatsoever, for any and all claims, actions, demands, liabilities, obligations, rights, or causes of actions of every kind and nature, known and unknown, past, present and future, including, but not limited to, consequential and punitive damages, losses, costs, expenses, attorney's fees, which claims, actions, demands, liabilities, obligations, rights or causes of action arise out of


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the DISPUTE, the Purchase Agreement, the Registration Rights Agreement, the
Warrants and the Reset Warrant (the "Released Matters"). Upon the closing of this Agreement, K-tel releases and forever discharges Strong River and Catharine from any and all liability whatsoever, for any and all claims, actions, demands, liabilities, obligations, rights, or causes of actions of every kind and nature, known and unknown, past, present and future, including, but not limited to, consequential and punitive damages, losses, costs, expenses, attorney's fees, which claims, actions, demands, liabilities, obligations, rights or causes of action arise out of the Released Matters. Upon the closing of this Agreement, Ram releases and forever discharges K-tel, and K-tel releases and forever discharges Ram, from any and all liability whatsoever, for any and all claims, actions, demands, liabilities, obligations, rights, or causes of actions of every kind and nature, known and unknown, past, present and future, including, but not limited to, consequential and punitive damages, losses, costs, expenses, attorney's fees, which claims, actions, demands, liabilities, obligations, rights or causes of action arise out of the Released Matters or the Engagement Letter. Notwithstanding the foregoing, the mutual releases contained herein shall not apply to any executory provisions of this Agreement. In the event of a failure to dismiss the litigation referred to in
Section 1 hereof, the parties agree that this Agreement may be introduced as evidence in any such litigation to evidence the desire and intent of the PARTIES to dismiss such litigation.

5.       AGREEMENT

         This Agreement prevails over any prior communications regarding the matters contained herein among the PARTIES or their representatives. This Agreement was drafted by counsel for the PARTIES, and there shall not be a presumption or construction against any party hereto.

6.       PARTIES TO AGREEMENT

         This Agreement is intended to confer rights and benefits only on the PARTIES and is not intended to confer any right or benefit upon any other person or entity. No person or entity other than a PARTY shall have any legally enforceable right under this Agreement. All rights of action any breach of this Agreement are hereby reserved to the PARTIES.

7.       ENTIRE AGREEMENT

         This Agreement constitutes the entire understanding between and among the PARTIES with regard to the matters herein set forth. The terms of this Agreement are contractual, and not a mere recital. There are no representations, warranties, agreements, arrangements or undertakings, oral or written, between or among the PARTIES relating to the subject matter of this Agreement which are not fully expressed herein.

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8.       BINDING EFFECT

         This Agreement shall be binding upon and shall inure to the benefit of the PARTIES and their respective heirs, executors, administrators, trustors, trustees, beneficiaries, predecessors, successors, affiliated and related entities, officers, directors, principals, agents, employees. assigns, representatives and all persons, firms, associations, and/or corporations connected with them, including, without limitation, their sureties and/or attorneys.

9.       WARRANTY OF AUTHORIZED SIGNATORIES

         Each of the signatories warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the PARTY or PARTIES for whom his or her signature is affixed to this Agreement.

10.      ATTORNEYS' FEES

         The PARTIES acknowledge and agree that each of them will bear their own attorneys' fees, costs and expenses arising out of and/or connected with the dispute which is the subject of this Agreement and the negotiation, drafting and execution of this Agreement, and all matters arising out of or connected therewith, except that, in the event any action is brought by any PARTY to enforce this Agreement, the prevailing PARTY shall be entitled to reasonable attorneys' fees and costs, in addition to all of the relief to which that PARTY or those PARTIES may be entitled.

11.      SEVERABILITY

         If any provision or any part of any provision of this Agreement is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of this Agreement shall not be affected thereby and shall remain valid and fully enforceable, so long as the remainder of this Agreement continues to give effect to the respective intentions of the PARTIES.

12.      BENEFIT OF COUNSEL

         The advice of legal counsel has been obtained by each of the PARTIES prior to entering into this Agreement.

13.      GOVERNING LAW

         This Agreement is entered into and shall be interpreted in accordance with the laws of the State of New York.

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14.      COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in counterparts, and all counterparts so executed shall constitute an agreement which shall be binding upon all PARTIES, not withstanding that the signatures of the PARTIES' designated representatives do not appear on the same page. Signatures which are delivered via facsimile transmission shall be binding upon the PARTY so delivering such a signature, regardless of whether originally executed signatures are subsequently delivered.







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         IN WITNESS WHEREOF, the Parties, intending to be bound, have duly executed this Agreement as of the date first written above.

K-TEL INTERNATIONAL, INC.                 STRONG RIVER INVESTMENTS, INC.


By: ____________________________          By: ______________________________
Name: _________________________           Name: ___________________________
Title: __________________________         Title: ____________________________

                                          CATHARINE STREET LLC



                                          By: ______________________________
                                          Name: ___________________________
                                          Title: ____________________________

                                          RAM CAPITAL RESOURCES LLC

                                          By ______________________________
                                          Name: ___________________________
                                          Title: ____________________________












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